Exhibit 15.1
[PricewaterhouseCoopers Letterhead]
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-170852) of China GrenTech Corporation Limited of our report dated June 30, 2011 relating to the consolidated financial statements, which appears in this Form 20-F.
/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company
PricewaterhouseCoopers Zhong Tian CPAs Limited Company
Shenzhen, the PRC
June 30, 2011